EXHIBIT 99.1 CERTIFICATION
                           --------------------------


I, Alex Genin, the Chief Executive Officer of First Capital International, Inc. hereby certify that First Capital International, Inc.'s periodic report on Form 10QSB and the financial statements contained therein, of which this certification is Exhibit Number 99.1, fully complies with the requirements of
Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) and that information contained in the periodic report on Form 10QSB and the financial statements contained therein fairly represents, in all material respects, the financial condition and results of the operations of First Capital International, Inc.


Date:     August 14, 2002          /s/     Alex Genin
                                           Chief Executive Officer of
                                           First Capital International, Inc.



I, Alex Genin, the Acting Chief Financial Officer of First Capital International, Inc. hereby certify that First Capital International, Inc.'s periodic report on Form 10QSB and the financial statements contained therein, of which this certification is Exhibit Number 99.1, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) and that information contained in the periodic report on Form 10QSB and the financial statements contained therein fairly represents, in all material respects, the financial condition and results of the operations of First Capital International, Inc.


Date:     August 14, 2002          /s/     Alex Genin
                                           Acting Chief Financial Officer of
                                           First Capital International, Inc.


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